UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, the Board of Directors of Panera Bread Company (the “Company”) elected and appointed Ronald M. Shaich, the Company's Executive Chairman, as Co-Chief Executive Officer of the Company. William W. Moreton, the Company's current Chief Executive Officer and President, shall serve as Co-Chief Executive Officer and President. In connection with this election and appointment, Mr. Shaich's annual base salary was increased from $525,000 to $630,360. Mr. Shaich will continue to serve as Chairman of the Company's Board of Directors. A copy of the press release of the Company announcing Mr. Shaich's election and appointment as Co-Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 9, 2012, in connection with the Board of Director's election and appointment of Mr. Shaich as Co-Chief Executive Officer, as described in Item 5.02 of this Current Report on Form 8-K, the Board of Directors of the Company approved an amendment to the Second Amended and Restated By-laws of the Company (the “By-laws”) to provide for co-chief executive officers.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the full text of the By-laws, as amended, filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated By-laws of Panera Bread Company, as amended

99.1	Press Release of Panera Bread Company Dated March 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: March 15, 2012	By:	/s/ William W. Moreton
	Name:	William W. Moreton
	Title:	President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-laws of Panera Bread Company, as amended

99.1	Press Release of Panera Bread Company Dated March 15, 2012